                                 PANINI S.P.A.
                       MARVEL ENTERTAINMENT GROUP, INC.





                         ---------------------------

                          ITALIAN LIRE 27,000,000,000
                       TERM LOAN AND GUARANTEE AGREEMENT

                          dated as of August 5, 1997
                         ---------------------------





                           THE LENDING INSTITUTIONS
                         LISTED ON SCHEDULE 1 HERETO,
                                  AS LENDERS





                           THE CHASE MANHATTAN BANK,
                                   AS AGENT

                             TABLE OF CONTENTS


                                                                        Page
                                                                        -----

1.    DEFINITIONS                                                         1
            1  Defined Terms                                              1
            2  Other Definitional Provisions                              9

2.    AMOUNTS AND TERMS OF TERM LOANS                                    10
            1  Term Loan Commitments                                     10
            2  Term Note                                                 10
            3  Procedure for Borrowing Term Loans                        10
            4  Funding Procedures                                        11
            5  Repayment of Term Loans                                   11
            6  Use of Proceeds of Term Loans                             11

SECTION 2.     PROVISIONS RELATING TO THE TERM LOANS;
                 FEES AND PAYMENTS                                       11
            1  Optional Prepayments                                      11
            2  Mandatory Prepayments                                     12
            3  Interest Rate and Payment Dates                           12
            4  Continuation Options, Minimum Tranches
                 and Maximum Interest Periods                            12
            5  Inability to Determine Interest Rate                      13
            6  Illegality                                                13
            7  Requirements of Law; Changes of Law                       14
            8  Indemnity                                                 15
            9  Taxes and Other Charges                                   15
           10  Facility Fee                                              16
           11  Computation of Interest and Fees                          16
           12  Payments                                                  16

SECTION 3.     REPRESENTATIONS AND WARRANTIES                            17
            1  Corporate Existence                                       17
            2  Corporate Power                                           17
            3  No Legal Bar to Loans                                     18
            4  Taxes and Recordings                                      18

SECTION 4.     CONDITIONS PRECEDENT TO MAKING OF EACH
               TERM LOAN                                                 18

SECTION 5.     AFFIRMATIVE COVENANTS                                     20
            1  Punctual Payment                                          20
            2  Prompt Payment of Taxes, Mortgages,
                 Leases and Indebtedness                                 20
            3  Conduct of Business; Compliance with Law                  21
            4  Insurance                                                 21

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                                                                       Page
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            5  Accounting; Financial Statements and
                 Other Information                                       21
            6  Inspection                                                21
            7  Notice of Certain Events and Changes                      22
            8  Additional Documentary Matters;
                 Further Assurances                                      22

SECTION 6.     NEGATIVE COVENANTS OF THE COMPANY                         22
            1  Liens                                                     22
            2  Restrictions on Indebtedness                              23
            3  Restrictions on Investments, Loans, etc.                  23
            4  Dividends, Distributions and Redemptions                  24
            5  Sale of Assets; Consolidation, Merger, Acquisition
                 of Assets                                               24
            6  Transactions with Affiliates                              24
            7  Restrictions on Leases                                    24

SECTION 7.     GUARANTOR COVENANTS                                       24
            1  Delivery of Certain Information                           24

SECTION 8.     GUARANTEE                                                 25
            1  Guarantee                                                 25
            2  Right of Set-Off                                          25
            3  No Subrogation, Contribution, Reimbursement
                 or Indemnity                                            26
            4  Amendments, etc.                                          26
            5  Guarantee Absolute and Unconditional                      26
            6  Reinstatement                                             27
            7  Payments                                                  27
            8  Modifications Pursuant to Settlement Order;
                 Provisions in Panini Financing Order                    27


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                                                                       Page
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SECTION 9.     EVENTS OF DEFAULT                                         27

SECTION 10.    THE AGENT                                                 29
            1  Appointment and Authorization                             29
            2  Delegation of Duties                                      30
            3  Liability of Agent-Related Persons                        30
            4  Reliance by Agent                                         30
            5  Calculations                                              30
            6  Payments                                                  31
            7  Indemnification                                           31
            8  Successor Agent                                           31

SECTION 11.    ASSIGNMENT                                                32
            1  Conditions to Assignment by the Lenders                   32
            2  Certain Representations and Warranties;
                 Limitations; Covenants                                  32
            3  Register                                                  33
            4  New Term Notes                                            33
            5  Disclosure                                                34
            6  Credit Participant Affiliated with the
                 Company                                                 34
            7  Miscellaneous Assignment Provisions                       34
            8  Assignment by the Company                                 35

SECTION 12.    MISCELLANEOUS                                             35
            1  Amendments and Waivers                                    35
            2  Notices                                                   35
            3  No Waiver; Cumulative Remedies                            36
            4  Survival of Representations and Warranties                37
            5  Payment of Expenses and Taxes                             37

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                                                                       Page
                                                                       ----

            6  Successors and Assigns; Loan Participations               37
            7  Set-off                                                   38
            8  Judgment Currency                                         39
            9  Replacement of Lender                                     39
           10  Severability                                              39
           11  Effectiveness; Counterparts                               39
           12  SUBMISSION TO JURISDICTION; WAIVERS                       39
           13  GOVERNING LAW                                             40
           14  Execution                                                 40

SCHEDULES

Schedule 1     List of Lenders

EXHIBITS

Exhibit A      Form of Term Note
Exhibit B      Form of Opinion of Mazzetti, Rossi, E Associati
Exhibit C      Form of Panini Financing Order

                                   -5-

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                                                                         Page
                                                                         ----


            TERM LOAN AND GUARANTEE AGREEMENT, dated as of August 5, 1997, among:

(a)   PANINI S.p.A., an Italian corporation (the "Company");

(b)   MARVEL ENTERTAINMENT GROUP, INC., a Delaware corporation (the
      "Guarantor");

(c)   The financial institutions listed on Schedule 1 hereto (the
      "Lenders"); and

(d) THE CHASE MANHATTAN BANK, at its office in New York, New York, as agent (the "Agent").


                             W I T N E S S E T H:


            WHEREAS, the Company has requested that the Lenders make term loans to the Company in the amount equal to Italian Lire 27,000,000,000 for the purpose of financing the working capital and other general corporate needs of the Company;

            WHEREAS, the Lenders are willing to make such loans to the Company on the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

3.            DEFINITIONS

              1   Defined Terms.  As used in this Agreement, the
following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

            "Affected Loan" shall have the meaning assigned to such term in Section 3.5;

            "Affiliate" of any Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the first Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or (b) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise;

            "Agent" shall have the meaning assigned to such term in the preamble hereto and shall include any successor Agent pursuant to
      Section 11.8 hereof;

            "Agreement" shall mean this Term Loan and Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time;

            "Applicable Eurocurrency Rate" shall mean the Eurocurrency Rate with respect to the Denomination Currency for the relevant Term Loan;

            "Applicable Margin" shall mean, for any day, 2.5% for Eurodollar Loans;

            "Assignment and Acceptance" has the meaning set forth in
      Section 12.1 hereof;

            "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Reorganization Cases;

            "Capital Lease" shall mean any lease of property (real, personal or mixed) which in accordance with GAAP is or should be capitalized on the lessee's balance sheet;

            "Chase" shall mean The Chase Manhattan Bank;

            "Closing Date" shall have the meaning assigned to such term in Section 5;

            "Company" shall have the meaning assigned to such term in the preamble hereto;

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

            "Company Obligations" shall mean the unpaid principal of, and interest on (including postpetition interest whether or not allowed), the Term Loan, the Term Note and all other obligations and liabilities of the Company to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, any amendment and restatement or refinancing hereof), the Term Note or any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lenders) or otherwise;

            "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
      (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof;

            "Contractual Obligation" of any Person shall mean any provision of any material debt security or of any preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound;

            "Credit Documents" shall mean this Agreement and the Term Note, each, a "Credit Document";

            "Cross Default" of any Person shall mean (a) default after the date hereof in the payment of any amount when due (whether at maturity or by acceleration) beyond any applicable grace period on any of its Indebtedness (other than any such default in respect of the Term Loans or the Term Note) or in the payment of any matured Contingent Obligation in respect of any Indebtedness of any other Person (except for any such payments on account of any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of less than $1,000,000 (or the Foreign Currency Equivalent)) or (b) default after the date hereof in the observance or performance of any other agreement or condition relating to any such Indebtedness (except for any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of less than $1,000,000 (or the Foreign Currency Equivalent)) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness (except for any such Indebtedness in an aggregate principal amount at any one time outstanding of less than $1,000,000 (or the Foreign Currency Equivalent)) to become due or to be required to be redeemed or repurchased prior to its stated maturity; provided that the occurrence and continuance of (x) a default under the Panini Credit Agreements, (y) any cross default under any other Indebtedness or any instrument or agreement relating to Indebtedness that arises directly from a default under the Panini Credit Agreements or that arises directly from the commencement or continuance of the Reorganization Cases, and that does not result in the acceleration of such other Indebtedness, and (z) any default under any Indebtedness or other claim owed to Guarantor or any of its Subsidiaries (other than the Company and its Subsidiaries) that does not result in the acceleration of such Indebtedness or claims, shall not constitute a "Cross Default";

            "Default" shall mean any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

            "Denomination Currency" shall mean, with respect to any Term Loan, the currency in which such Term Loan is denominated;

            "Distributions" shall mean the declaration or payment of a dividend on or in respect of any shares of any class of capital stock of the Company; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Company, directly or indirectly through a Subsidiary of the Company or otherwise; the return of capital by the Company to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Company;

            "Dollars" and "$" shall mean dollars in lawful currency of the United States of America;

            "Eligible Assignee" shall mean a commercial bank, insurance company, commercial finance company or other financial institution having total assets in excess of $500,000,000 or any other institution or fund (or affiliate thereof) which, on the Closing Date, is a lender or participant in respect of the Panini Credit Agreements;

            "Eurocurrency Base Rate" with respect to each Eurocurrency Loan of the Lenders for each Interest Period shall mean the rate per annum equal to the rate at which the Agent is offered deposits in the Denomination Currency two Working Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the foreign currency and exchange operations or eurocurrency funding operations of the Agent in the Denomination Currency are customarily conducted at or about 11:00 A.M. (London time) for delivery on the first day of such Interest Period for the number of days contained therein and in an amount equal to a representative amount of such deposits;

            "Eurocurrency Loan" shall mean each Term Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Eurocurrency Rate;

            "Eurocurrency Rate" with respect to each Eurocurrency Loan for each Interest Period shall mean the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                            Eurocurrency Base Rate
                   -----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements;

            "Eurocurrency Reserve Requirements" with respect to any Interest Period for any Eurocurrency Loan shall mean the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of any Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding required to be maintained by a bank regulated by such Governmental Authority;

            "Event of Default" shall mean any of the events specified in
      Section 10; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

            "Foreign Currency Equivalent" shall mean, for any amount of Dollars (or any other currency) for any day, the amount of any other currency which, at the exchange rate determined by the Lenders at 10:00 a.m., New York City time, on such day in accordance with its standard practice for currency exchange transactions in amounts greater than $1,000,000, equals such amount of Dollars (or any such other currency);

            "Fully Satisfied" shall mean, with respect to the Payment Obligations as of any date, that, on or before such date, (a) the principal of and interest accrued to such date on such Payment Obligations shall have been paid in full in cash and (b) all fees, expenses and other amounts then due and payable which constitute Payment Obligations shall have been paid in full in cash;

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign);

            "Indebtedness" of a Person shall mean (a) indebtedness of such Person for borrowed money whether short-term or long-term and whether secured or unsecured, (b) indebtedness of such Person for the deferred purchase price of services or property, which purchase price (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (ii) customarily or actually is evidenced by a note or other written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (c) obligations of such Person under Capital Leases, (d) obligations of such Person arising under acceptance facilities, (e) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, (f) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (g) all obligations of such Person upon which interest charges are customarily paid, (h) all obligations of such

      Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (i) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (j) all executory obligations of such Person in respect of interest rate agreements and foreign exchange and other financial hedge contracts (including, without limitation, equity hedge contracts), (k) all Indebtedness of the types referred to in clauses (a) through (j) above for which such Person is obligated under a Contingent Obligation and (l) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee;

            "Indemnified Liabilities" shall have the meaning assigned to such term in Section 13.5;

            "Interest Payment Date" shall mean, with respect to any Term Loan,
      (a) the last day of such Interest Period and (b) the Termination Date; provided that if any Term Loan is at any time bearing interest at a rate which is not determined by reference to the Eurocurrency Rate, interest thereon shall instead be payable thereon on the last day of each March, June, September and December and on the Termination Date;

            "Interest Period" shall mean, (a) initially, with respect to any Eurocurrency Loan, the period commencing on the borrowing date with respect to such Eurocurrency Loan and ending one or two months thereafter as selected by the Company in a notice of borrowing as provided herein and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurocurrency Loan and ending one or two months thereafter, in any such case as selected by the Company in accordance with the provisions of
      Section 3.4; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (x) if any Interest Period relating to a Eurocurrency Loan would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

                  (y) the Company shall not select an Interest Period relating to any Eurocurrency Loan which extends beyond the Termination Date and any Interest Period relating to any Eurocurrency Loan that would otherwise extend beyond the Termination Date shall end on such date; and

                  (z) if any Interest Period relating to a Eurocurrency Loan begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Working Day of a calendar month;

            "Lender" shall have the meaning set forth in the opening paragraph of this Agreement.

            "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, assets, operations, condition (financial or otherwise) or prospects of (i) the Guarantor and its Subsidiaries taken as a whole (other than the normal deterioration of a business that occurs after the filing of bankruptcy petition) or (ii) the Company and its Subsidiaries taken as a whole, (b) the ability of the Guarantor and each of its Subsidiaries or of the Company and each of its Subsidiaries to perform its obligations under the Credit Documents or (c) the rights and remedies available to the Lenders under any Credit Document;

            "Net Proceeds" shall mean, with respect to any sale or other disposition of assets or subsidiaries, (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Company and its Subsidiaries in connection with such sale, minus (b) the sum, without duplication, of:

                    a. any taxes which are actually paid to any federal,
            state, local or foreign taxing authority by the Company and its Subsidiaries that are directly attributable to the receipt of such Net Proceeds;

                    b. the amount of reasonable costs and expenses directly
            attributable to such sale or disposition which are paid or payable by the Company and its Subsidiaries, other than costs and expenses paid or payable to Affiliates and Subsidiaries of the Company (or officers or employees of the Company or any of its Affiliates or Subsidiaries); and

                    c. the amount of indebtedness secured by the specific
            assets subject to any sale or disposition, to the extent the gross proceeds are used to repay such indebtedness.

            "Panini Agent" shall mean The Chase Manhattan Bank as administrative agent under the Panini Credit Agreements;

            "Panini Credit Agreements" means (a) that certain Term Loan and Guarantee Agreement dated as of August 30, 1994, as amended, supplemented or otherwise modified from time to time, among Marvel Entertainment Group, Inc., the Company (formerly named Marvel Comics Italia S.r.l.), and San Paolo, (b) the related Panini Participation Agreement, (c)(i)(A) any letter of credit issued for the account of the Company or any Subsidiary of the Company by a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) or (b) and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (c)(i)(A) or
      (ii) any interest rate agreement between the Company or any Subsidiary of the Company and a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) through (b), inclusive, and (d) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers;

            "Panini Financing Order" shall mean, until September 5, 1997, (a) that certain interim "Order Authorizing Debtor to (i) Guarantee Financing of Non-Debtor Subsidiary Pursuant to 11 U.S.C. ss.ss.364(c)(1) and 364(c)(3) and (ii) Take Corporate and Other Action in Connection with Borrowings by Non-Debtor Subsidiary Pursuant to 11 U.S.C. ss.363", which interim order authorizes no more than 23,000,000,000 Italian Lire in funding under this Agreement and (b) after September 5, 1997, the final order of the same name, in each case, in substantially the form of Exhibit C attached hereto, with such changes as are acceptable to the Required Lenders;

            "Panini Lenders" means each of the holders of Panini Obligations arising under the Panini Credit Agreements, including any holder of a Panini Obligation through the Panini Participation Agreement;

            "Panini Obligations" means all of the obligations of the Panini Entities arising under the Panini Credit Agreements including, without limitation, outstanding principal, accrued and unpaid interest, fees and charges and any other amounts owing under the Panini Credit Agreements;

            "Panini Participation Agreement" means the Participation Agreement dated as of August 30, 1994 among San Paolo, as Italian Lender, the Panini Agent and the financial institutions signatory thereto, as participants;

            "Participants" has the meaning set forth in Section 13.6 hereof;

            "Payment Obligations" shall mean (a) all principal, interest, fees, charges, expenses, attorneys' fees and disbursements, indemnities and any other amounts payable by any Person under any Credit Document and (b) any amount in respect of any of the foregoing that the Lenders, in their sole discretion, may elect to pay or advance under this Agreement on behalf of such Person after the occurrence and during the continuance of a Default or an Event of Default;

            "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature;

            "Postpetition Credit Agreement" shall mean the Revolving Credit and Guaranty Agreement, dated as of December 27, 1996, among Marvel Entertainment Group, Inc., its subsidiaries named therein, the banks and other financial institutions parties thereto, and The Chase Manhattan Bank, as agent, as the same from time to time may be amended, supplemented or otherwise modified, or replaced by another postpetition financing facility agented by The Chase Manhattan Bank; provided that, at all times prior to the date upon which such agreement becomes effective in accordance with its terms, such agreement shall be deemed to be effective for all purposes hereof;

            "Register" shall have the meaning set forth in Section 12.3 hereof;

            "Reimbursed Person" shall have the meaning assigned to such term in Section 13.5 hereof;

            "Reorganization Cases" shall mean the chapter 11 cases of the Guarantor and certain of its debtor Subsidiaries now pending in the Bankruptcy Court as Chapter 11 case nos. 96-2069 (412) through 96-2077 (413);

            "Required Lenders" means Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding principal amount of the Term Loans;

            "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject;

            "Responsible Officer" shall mean any officer at the level of vice president or higher of the Company;

            "San Paolo" shall mean Istituto Bancario San Paolo di Torino,
      S.p.A.;

            "Settlement Order" shall mean any final order of the Bankruptcy Court entered on or before September 15, 1997 approving the settlement by and among certain prepetition lenders to the Guarantor, each of the postpetition lenders to the Guarantor, High River Limited Partnership, Springfield Associates, L.L.C. and Kensington International Limited, on substantially the same terms that were described to the Bankruptcy Court in open Court on July 10, 1997.

            "Subordination Agreement" shall mean that certain Subordination Agreement, dated as of August 5, 1997, among the Panini Lenders, the Panini Agent, and San Paolo as direct lender, the Lenders and the Agent;

            "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person; unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company and all references to a "wholly owned Subsidiary" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company of which the Company directly or indirectly owns all of the capital stock (other than directors' qualifying shares);

            "Taxes" shall have the meaning assigned to such term in
      Section 3.9(a);

            "Term Loan" and "Term Loans" shall have the meanings assigned to such terms in Section 2.1;

            "Term Note" shall have the meaning assigned to such term in
      Section 2.2;

            "Termination Date" shall mean the earliest of (i) November 1, 1997 or (ii) the date upon which a sale or disposition of any of the capital stock of the Company or all or substantially all of the assets of the Company and its Subsidiaries is consummated;

            "Tranche" shall be the collective reference to Eurocurrency Loans in any Denomination Currency the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Term Loans shall originally have been made on the same day);

            "Working Day" shall mean any day other than a Saturday, Sunday or other day on which banks located in New York, New York, USA are authorized or required by law to close.

            2   Other Definitional Provisions.

            1. All terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

            2. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.


4.            AMOUNTS AND TERMS OF TERM LOANS

            1 Term Loan Commitments. The Lenders hereby agree to make, subject to the terms and conditions hereof, including Section 5(l) hereof and the other borrowing conditions in Section 5 hereof, term loans (each, a "Term Loan") to the Company at any time and from time to time during the period from the date hereof and until November 1, 1997 in the Denomination Currency set forth below in an aggregate principal amount not to exceed for each such Denomination Currency, the amount set forth opposite such Denomination
Currency:

                  Currency                         Amount
                  --------                         ------

                 Italian Lire                27,000,000,000

Notwithstanding anything herein to the contrary, in accordance with Section 5(l), except for funding on and after the Closing Date in an amount not to exceed the sum of (x) 20,000,000,000 Italian Lire and (y) amounts to be paid pursuant to Section 5(g), if the Required Lenders, for any reason or for no reason, in the exercise of their sole and absolute discretion, so decide, any Lender may refuse to make any further Term Loans to the Company. The maximum principal amount of the Term Loans of each Lender shall be the amount specified opposite such Lender on Schedule 1 hereto, as modified from time to time. In addition, notwithstanding the commitment amount of Italian Lire 27,000,000,000 set forth above, the Lenders shall not be required to extend Term Loans from time to time in an aggregate amount that exceeds the amount which the Guarantor is authorized to guaranty at such time pursuant to the Panini Financing Order. Without limiting the generality of the preceding sentence, it is agreed and acknowledged that the interim Panini Financing Order authorizes the Guarantor to guaranty no more than 23,000,000,000 Italian Lire in financing.

            2 Term Note. The Term Loans shall be evidenced by a promissory note(s) of the Company, substantially in the form of Exhibit A, with appropriate insertions (the "Term Note"), payable to the order of each Lender in a principal amount equal to the aggregate principal amount of the maximum Term Loans by such Lender. The Term Note shall (a) be dated the date of the borrowing, (b) be stated to mature (or otherwise become due and payable) in the amounts and on the dates set forth in Section 2.5, (c) provide for the payment of interest in accordance with the provisions of Section 3.3 and (d) contain other terms and provision as set forth therein and in this Agreement.

            3 Procedure for Borrowing Term Loans. The Company shall give to the Agent at its office in New York, New York irrevocable notice (which notice must be received by the Agent at such office prior to 10:00 A.M., New York City time, four Working Days prior to the date of the requested borrowing, or, in the case of the initial funding of Term Loans after the Closing Date, 10:00 A.M., New York City time, two Working Days prior to the date of the borrowing) requesting that the Lenders make the Term Loans on the date of the borrowing and specifying (a) the amount and Denomination Currency of each Term Loan to be borrowed and (b) the length of the initial Interest Period with respect to each such Term Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Each loan request shall be irrevocable and binding on the Company and shall obligate the Company to accept the Term Loan requested from the Lenders on the proposed date of borrowing.

            4 Funding Procedures. Provided that all conditions to borrowing in this Agreement have been satisfied, not later than 2:00 p.m. (New York City time) two Working Days prior to proposed date of borrowing of any Term Loan, each of the Lenders will make available to the Agent, at the Agent's head office in New York City, or, such other location designated by the Agent, in immediately available funds, the amount of such Lender's ratable portion of the principal amount of the requested Term Loan. Upon receipt from each Lender of such amount, and upon the satisfaction of the other conditions set forth herein, the Agent will make available to the Company the aggregate amount of such Term Loan made available to the Agent by the Lenders. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any date of borrowing the amount of its ratable portion of the requested Term Loan shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's ratable portion of any requested Loans.

            5 Repayment of Term Loans. Each Term Loan shall be due and payable on the Termination Date (together with any accrued and unpaid interest thereon and any other fees, charges and amounts owed in respect thereon).

            6 Use of Proceeds of Term Loans. The proceeds of the Term Loans shall be utilized by the Company to fund the general working capital needs of the Company including, without limitation, its obligation to pay the accrued fees and expenses owing hereunder or under the Panini Credit Agreements or in connection herewith or therewith (including, without limitation, all amounts required to be reimbursed or indemnified there-under by the participants thereunder and all accrued fees and disbursements of primary counsel and local counsel to the Agent, any Lender, San Paolo, the Panini Lenders or the Panini Agent).

5.            PROVISIONS RELATING TO THE TERM LOANS; FEES AND PAYMENTS

            1 Optional Prepayments. The Company may, at any time and from time to time, prepay the Term Loans then outstanding, in whole or in part, without premium or penalty (other than amounts payable pursuant to Section 3.8), upon at least four Working Days' irrevocable notice to the Agent, specifying (a) the Term Loans to be prepaid and (b) the date and amount of such prepayment. If any such notice is given, the Company will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein. Amounts prepaid on account of the Term Loans may not be reborrowed. Each partial prepayment of the Term Loans pursuant to this Section 3.1 shall be in an amount equal to the Foreign Currency Equivalent of $1,000,000 or a whole multiple of $500,000 (or, if less, the aggregate outstanding principal amount of the Term Loan being prepaid).


            2 Mandatory Prepayments.

            1. On the Termination Date, the Company shall repay to the Agent on behalf of the Lenders in cash an amount equal to all Payment Obligations. Notwithstanding anything herein to the contrary, on the Termination Date, all Payment Obligations shall be Fully Satisfied.

            2. Without limiting the provisions of Section 7.5 hereof, the Company shall be obligated to promptly (and, in any event, within one Working Day following receipt thereof by the Company or any of its Subsidiaries) pay Net Proceeds received from the sale or other disposition of any of the assets (including the stock of any of its Subsidiaries) of the Company or any of its Subsidiaries (other than from the sale of inventory in the ordinary course of business) to the Agent in an amount equal to the lesser of (i) all such Net Proceeds and (ii) the Payment Obligations, for permanent application to the Term Loans.


            3 Interest Rate and Payment Dates.

            1. The Term Loans shall bear interest on the unpaid principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to (i) the Applicable Eurocurrency Rate for such day plus (ii) the Applicable Margin.

            2. If all or a portion of any amount owing hereunder shall not be paid when due, then, for so long as such amount remains unpaid, (i) if the overdue amount represents principal, such overdue amount shall bear interest at a rate per annum which is two percent (2%) above the rate which would otherwise be applicable pursuant to Section 3.3(a) or otherwise in this Agreement and (ii) if the overdue amount represents overdue interest, fees or other amounts (other than the amounts described in clause (i) of this paragraph (c)) due under the Credit Documents, such overdue amount shall bear interest at a rate per annum then payable on Term Loans hereunder (including the Applicable Margin) plus two percent (2%).

            3. Interest on each Term Loan accrued to but not including each Interest Payment Date applicable thereto shall be payable in arrears on such Interest Payment Date; provided, however, that interest accruing on (i) the principal of any Term Loan, (ii) to the extent permitted by applicable law, interest on any Term Loan or (iii) to the extent permitted by applicable law, any other amount payable in connection with any Term Loan, which (in any such case) is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable from time to time upon demand of the Lenders.

4          Continuation Options, Minimum Tranches and Maximum Interest Periods.

            1. Any Eurocurrency Loans may be continued upon the expiration of an Interest Period with respect thereto by the Company giving the Agent at least four Working Days' irrevocable notice for continuation thereof. No Interest Period with respect to any Eurocurrency Loan may expire on a date later than the Termination Date.

            2. Unless the Lenders shall have received timely notice in accordance with Section 3.1 that the Company elects to prepay such Eurocurrency Loans on the last day of such Interest Period, the Company shall be deemed irrevocably to have requested that such Eurocurrency Loans be continued as Eurocurrency Loans having an Interest Period of one month on the last day of such Interest Period; provided that if the Termination Date shall occur less than one month after the last day of such expiring Interest Period, the Lenders may continue the Term Loans for a period of duration shorter than one month at a eurocurrency rate or other interest rate reasonably equivalent to the otherwise applicable interest rate, as selected by the Agent in its sole discretion, and any such accruing interest shall be payable by the Company as provided under such eurocurrency contract or on demand.

            3. Any borrowing or continuation of Eurocurrency Loans, or payments or prepayments of Eurocurrency Loans, shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of each Tranche of Eurocurrency Loans shall be at least Italian Lire 5,000,000,000, or the entire remaining availability under this Agreement at such time (including remaining limit under the Panini Financing Order), if less than Italian Lire 5,000,000,000, and (ii) there shall not be more than five tranches of Eurocurrency Loans at any one time outstanding.

            5 Inability to Determine Interest Rate. In the event that the Agent shall have determined (which determination, in the absence of manifest error, shall be conclusive and binding upon the Company) that by reason of circumstances affecting the relevant interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for any Interest Period for the relevant Denomination Currency with respect to the continuation of a Term Loan as such for an additional Interest Period (such Term Loan being herein called an "Affected Loan"), the Agent shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the Company at least two Working Days prior to the last day of the Interest Period applicable to such Term Loan. Until any such notice has been withdrawn by the Lenders, no further Affected Loans shall be made and all Affected Loans shall instead be treated as loans that shall, subject to
Section 3.3(b), bear interest at an annual rate equal to (i) the "prime rate" as determined by the Italian Bankers Association (ABI) and published in Il Sole 24 Ore newspaper, or such other equivalent rate as selected by the Agent in its sole discretion, plus (ii) 1.5%.

            6 Illegality. Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurocurrency Loans in one or more Denomination Currencies as contemplated by this Agreement or to accept deposits in order to maintain such Eurocurrency Loans, (a) such Lender shall promptly notify the Company thereof,
(b) the agreements of such Lender hereunder to maintain Eurocurrency Loans in each affected Denomination Currency shall be suspended forthwith and (c) each Term Loan in an affected Denomination Currency which is then outstanding as a Eurocurrency Loan, if any, shall automatically become a loan that shall, subject to Section 3.3(b), bear interest at an annual rate equal to (i) the "prime rate" as determined by the Italian Bankers Association (ABI) and published in Il Sole 24 Ore newspaper, or such other equivalent rate as selected by the Agent in its sole discretion plus, (ii) 1.5%. The Company agrees promptly to pay to such Lender any additional amounts necessary to compensate such Lender for any costs incurred by it as a consequence of the Company making any conversion in accordance with this Section 3.6, including, without limitation, any interest or fees payable by such Lender to lenders or other providers of funds obtained by it in order to make or maintain such Eurocurrency Loans. A certificate as to any such costs payable pursuant to this Section 3.6 submitted by an officer of such Lender to the Company shall be conclusive, in the absence of manifest error.


7             Requirements of Law; Changes of Law.


            1. In the event that the adoption of or any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the date hereof from any central bank or other Governmental Authority:

                  a. imposes upon such Lender any tax of any kind whatsoever with respect to this Agreement, the Term Note or any Term Loan, or changes the basis of taxation of payments to such Lender of principal, commitment fee, interest or any other amount payable hereunder (except for (x) income and franchise taxes imposed on such Lender by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender is located or any political subdivision or taxing authority thereof or therein, (y) taxes resulting from the substitution of any such system by another system of taxation; provided that the -------- taxes payable by such Lender subject to such other system of taxation are not generally charged to borrowers from such Lender having loans or advances bearing interest at a rate similar to the Eurocurrency Rate and (z) taxes imposed by way of deduction or withholding, which shall be exclusively governed by Section 3.9);

                  b. imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or similar requirement against any Term Loan made, or assets held by, or credit extended by, or deposits or other liabilities in or for the account of, or acquisition of funds by or for the account of, any office of such Lender, which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

                  c. imposes on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Term Loan or to reduce any amount receivable by it in respect of any of its Eurocurrency Loans, then, in any such case, the Company shall promptly pay such Lender any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as reasonably determined by such Lender with respect to this Agreement, its Term Note or its Term Loans after taking into account any amounts paid or payable pursuant to Section 3.9(a). If such Lender becomes entitled to claim any additional amounts pursuant to this Section 3.7(a), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by an officer of such Lender to the Company shall be conclusive, in the absence of manifest error.

            2. In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline adopted pursuant to or arising out of the International Convergence of Capital Measurement and Capital Standards or of any Requirement of Law otherwise regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount which is reasonably deemed by such Lender to be material, then from time to time, promptly after submission by such Lender to the Company of a written request therefor, the Company shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            3. The agreements in this Section 3.7 shall survive the termination of this Agreement and payment of the Term Loans and the Term Note and all other amounts payable hereunder.


            8 Indemnity. The Company agrees to promptly pay and indemnify the Agent and each Lender (collectively, the "Indemnified Persons") for, and to hold each Indemnified Person harmless from, any loss or expense which such Indemnified Person may sustain or incur in its reemployment of funds obtained in connection with the making or maintaining of Eurocurrency Loans as a consequence of (a) any default by the Company in borrowing such Eurocurrency Loans after the Company has given a notice in respect thereof or (b) any failure by the Company to prepay Eurocurrency Loans after the Company has given notice in respect thereof or (c) any payment, prepayment (whether optional or mandatory) or conversion (whether optional or mandatory) of any Eurocurrency Loan on a day which is not the last day of an Interest Period with respect thereto. Without limiting the effect of the foregoing, the Company agrees to pay to such Indemnified Person an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount paid, prepaid or not borrowed for (A) the period from the date of such payment or prepayment to the last day of the Interest Period applicable to such Eurocurrency Loan or (B) in the case of a failure to borrow or to convert, the Interest Period applicable to such Eurocurrency Loan which would have commenced on the date specified for such borrowing or conversion, at the applicable rate of interest for such Eurocurrency Loan provided for herein exclusive of any margin applicable thereto minus (ii) the interest component of the amount such Indemnified Person would have bid in the relevant interbank market in respect of such Term Loan if such Term Loan were to be made on the date of such payment, prepayment, failure to borrow or failure to convert, as the case may be. A certificate as to any additional amounts payable pursuant to this Section 3.8 submitted by an officer of the Agent to the Company shall be conclusive, absent manifest error. The agreements in this Section 3.8 shall survive termination of this Agreement and payment of the Term Loans and the Term Note and all other amounts payable hereunder.


            9 Taxes and other Charges.

            1. All payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future, stamp, documentary, property, excise or other taxes, registration charges, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on each such Lender by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein (such non-excluded taxes, being called "Taxes"). All stamp, documentary, property, excise or other similar taxes, registration charges, levies, imposts, duties, charges and fees shall be the obligation of the Company. If any Taxes are required to be withheld from any amounts payable to any Lender hereunder or under the Term Note, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Term Note. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the relevant Lender a certified copy of an original official receipt or other evidence reasonably satisfactory to such Lender showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to such Lender the required receipts or other required documentary evidence, the Company shall indemnify such Lender for any incremental taxes, interest or penalties that may become payable by the Lenders as a result of any such failure. If any Taxes are paid by any Lender to any Governmental Authority, the Company shall indemnify such Lender (within 30 days after demand therefor upon the Company), for any amounts so paid.

            2. Each Lender agrees to use reasonable efforts (including reasonable efforts to change the office in which it is booking any Term Loan) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 3.9; provided, however, that such efforts shall not cause the imposition on such Lenders or any Participant any additional costs or legal or regulatory burdens deemed by such Lenders or such Participant to be material or otherwise be deemed by such Lender or such Participant to be disadvantageous to it or contrary to its policies.

            3. The agreements in this Section 3.9 shall survive the termination of this Agreement and the payment of the Term Loans and Term Note, and all other amounts payable hereunder.

            10 Facility Fee. The Company agrees to pay to Agent on the date hereof a facility fee of Italian Lire 405,000,000, of which the Foreign Currency Equivalent of fifty thousand dollars ($50,000) shall be distributed by the Agent to Chase as Chase's advisory and structuring fee and the remainder shall be distributed ratably among the Lenders in accordance with their ratable portion of the maximum principal amount of the Term Loans.

            11 Computation of Interest and Fees. Interest in respect of Term Loans and other amounts owing hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent will, as soon as practicable, notify the Company of each determination of a Eurocurrency Rate and the effective date thereof. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company, in the absence of manifest error.

            12 Payments.

            1. All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent at its office specified in Section 13.2, or at such other location as the Agent may direct, on or prior to 1:00 P.M., local time, in lawful money of the juris-diction of the Denomination Currency (or, in the case of fees, Italian Lire) and in immediately available funds.

            2. If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Working Day, such payment shall be extended to the next succeeding Working Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment hereunder on a Eurocurrency Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the effect of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.


6.            REPRESENTATIONS AND WARRANTIES

            In order to induce the Agent and the Lenders to enter into this Agreement and to make the Term Loans hereunder, the Guarantor and the Company each hereby represents and warrants to the Lenders that:

            1 Corporate Existence. Each of the Company, the Guarantor and the Subsidiaries of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is presently engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where all such failures to so qualify and be in good standing would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

            2 Corporate Power.

            1. Each of the Company and the Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the other Credit Documents to which it is a party and to borrow and provide the guarantees hereunder (as applicable). Each of the Company and the Guarantor has taken as of the Closing Date all necessary corporate action to authorize the borrowings and the guarantee (as applicable) on the terms and conditions of this Agreement and the other Credit Documents. Each of the Company and the Guarantor has taken as of the Closing Date all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party.

            2. No consent of any other Person (including, without limitation, stockholders or creditors of the Company or the Guarantor or any of its Subsidiaries or of any Parent of the Company or the Guarantor), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any Governmental Authority (other than the Panini Financing Order) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the Term Note, other than (i) those which have been obtained or made and remain in full force and effect and (ii) those which, in the aggregate, would not be reasonably likely to have a Material Adverse Effect if not obtained or made.

            3. This Agreement has been executed and delivered by a duly authorized officer of each of the Company and the Guarantor and constitutes the legal, valid and binding obligations of each of the Company and the Guarantor, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity. The Term Note has been executed and delivered by a duly authorized officer of the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity.

            3 No Legal Bar to Loans. The execution, delivery and performance of this Agreement and the Term Note will not violate any Contractual Obligation or material Requirement of Law to which the Company or the Guarantor or any of its Subsidiaries is a party, or by which the Guarantor or any of its Subsidiaries or any of their respective material properties or assets may be bound, and will not result in the creation or imposition of any Lien on any of their respective material properties or assets pursuant to the provisions of any Contractual Obligation.

            4 Taxes and Recordings.

            1. There are no taxes imposed by any Italian Governmental Authority either (i) on or by virtue of the execution or delivery of this Agreement, the Term Note or any other Credit Document or (ii) on any payment to be made by the Company pursuant hereto.

            2. This Agreement and the Term Note are in proper legal form under Italian law for the enforcement hereof or thereof against the Company under Italian law, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the Term Note it is not necessary that this Agreement, the Term Note or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Italy or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Term Note or any other Credit Document.

7.            CONDITIONS PRECEDENT TO MAKING OF EACH TERM LOAN

            The agreement of each Lender to make the Term Loans requested to be made by it shall be subject to the satisfaction or waiver by such Lender of the following conditions precedent (the date on which said conditions are first satisfied or waived being herein called the "Closing Date") on the occasion of each Term Loan:

            1. Effectiveness of Agreement. This Agreement shall have become binding upon the parties hereto in accordance with Section 13.11;

            2. Term Note. Such Lender shall have received a Term Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company and the Company shall comply with the other borrowing procedures in Section 2 hereof;

            3. No Default. Both before and after giving effect to such Term Loans and the use of the proceeds thereof, there shall exist no Event of Default (or condition which would constitute an Event of Default with the giving of notice or the passage of time);


            4. Corporate Proceedings. The Agent shall have received (a) certified copies of the Charter and by-laws of the Guarantor and the Company and (b) (i) with respect to the Guarantor, the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors (or Executive Committee or analogous committee thereof) of the Guarantor, authorizing the execution, delivery and performance of each Credit Document to which the Guarantor is a party certified by the Secretary or an Assistant Secretary of the Guarantor as of the date hereof and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and (ii) with respect to the Company, the Agent shall have received such documents and shall otherwise be satisfied with all corporate proceedings;

            5. Incumbency Certificates. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Guarantor, dated the date hereof, as to the incumbency and signature of the officers of the Guarantor executing each Credit Document to which it is a party or any certificate or other document to be delivered by it pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be. With respect to the Company, the Agent shall have received such evidence as to incumbency and signature of the officers of the Company as the Agent may require;


            6. Certain Legal Opinions. The Agent shall have received executed legal opinions of Mazzetti, Rossi, E Associati, as special Italian counsel to the Company, substantially in the form of Exhibit B. The foregoing legal opinions shall be accompanied by copies of the legal opinions, if any, upon which such counsel rely, and in each case shall contain such changes thereto as may be approved by, and as shall otherwise be in form and substance reasonably satisfactory to, the Agent and shall cover such other matters incident to the transactions contemplated by the Credit Documents as the Agent and each Lender may reasonably require. Each of the counsel delivering the foregoing legal opinions is expressly instructed to deliver its opinion for the benefit of the Agent and each Lender;

            7. Fees. The Company shall have paid (including by funding in connection with the requested Term Loan) to the Agent and the Lenders all fees and expenses incurred by the Agent or the Lenders, and presented to the Company for payment prior to the date of the requested Term Loan, in connection with the preparation, negotiation, execution, delivery and closing of the Term Loan Agreement and the transactions contemplated in connection therewith;

            8. No Defaults under other Agreements. Except for any default or events of default arising from a change of control of the Guarantor, any default or event of default under the Panini Credit Agreements, or any cross default under any agreement or contract arising from any default or events of default under the Panini Credit Agreements, there shall exist no event of default (or condition which would constitute an event of default with the giving of notice or the passage of time) under any capital stock, financing agreements, lease agreements or other contracts of the Company or any of its respective Subsidiaries which event of default or condition, in the aggregate with all other then existing events of default and conditions, would be reasonably likely to have a Material Adverse Effect;

            9. Panini Financing Order. The Bankruptcy Court shall have entered the Panini Financing Order and such Panini Financing Order shall be in full force and effect;

            10. Representations and Warranties. Each of the representations and warranties made by each party to each Credit Document in or pursuant to this Agreement or any other Credit Document, or contained in any certificate or financial statement furnished at any time under or in connection with this Agreement or any other Credit Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to such Term Loan and the use of the proceeds thereof;


            11. Subordination Agreement. The Subordination Agreement shall have been executed and delivered by the Agent, each of the Lenders as of the date thereof and each of the Panini Lenders;

            12. Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal, diligence and financial matters in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders and, except for funding on and after the Closing Date in an amount not to exceed the sum of (x) 20,000,000,000 Italian Lire and (y) amounts to be paid pursuant to Section 5(g), the Required Lenders shall have decided, in their sole and absolute discretion, to accept the Company's request for borrowing.

8.            AFFIRMATIVE COVENANTS

            Except with the prior written consent of the Required Lenders, the Company covenants and agrees that so long as there is outstanding any portion of the Term Loans, it will, and it will cause each of its Subsidiaries to, comply or cause compliance with the following provisions:

            1 Punctual Payment. The Company will duly and punctually pay all principal, interest, fees, charges and other items included in the Term Loans which are owed by it in accordance with the provisions hereof and of the other Credit Documents.

            2 Prompt Payment of Taxes, Mortgages, Leases and Indebtedness. The Company will, and the Company will cause its Subsidiaries to, promptly pay and discharge, or cause to be paid or discharged, prior to the date on which any penalties, interest or liens commence or attach, all lawful taxes, assessments, and governmental charges or levies imposed upon its income, profits, property or business; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate steps diligently conducted and if it shall have set aside on its books adequate reserves with respect thereto in accordance with Italian generally accepted accounting principles. The Company will, and the Company will cause its Subsidiaries to, promptly pay or cause to be paid when due (or in conformity with customary trade terms) all other Indebtedness incident to its operations (including, without limitation, all salaries, royalties, residuals, license fees, service charges, laboratory charges and the like), and will promptly pay and perform or cause to be paid or performed all of its obligations under its leases of real and personal property, under its material contracts and agreements, and will promptly notify the Lenders of any default or notice of alleged default received with respect to any such Indebtedness, lease or contract if (x) such default or alleged default relates to Indebtedness in excess of $1,000,000 (or the Foreign Currency Equivalent) or (y) such default or alleged default would be reasonably likely to have a Material Adverse Effect.

            3 Conduct of Business; Compliance with Law. The Company will, and the Company will cause its Subsidiaries to, engage only in the businesses in which it is presently engaged and is about to engage. The Company will, and the Company will cause its Subsidiaries to, do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence, qualification and franchises, authorizations, permits, approvals and licenses and items necessary to operate is businesses as presently being conducted. The Company will, and the Company will cause its Subsidiaries to, conduct such business in an efficient manner and will maintain its properties and assets in good order and repair, all in compliance with applicable federal, state and local judgments, decrees, orders, statutes, rules and regulations.

            4 Insurance. The Company will, and the Company will cause its Subsidiaries to, obtain and maintain with insurers satisfactory to the Lenders insurance with respect to its assets, properties and business against loss or damage to the extent that property of similar character is customarily so insured by other companies engaged in a similar business.

            5 Accounting; Financial Statements and Other Information. The Company will, and the Company will cause its Subsidiaries to, maintain true, complete and accurate books and records in which true, complete and accurate entries shall be made.

            The Company will, and the Company will cause its Subsidiaries to, deliver or cause to be delivered to each of the Lenders:

            1. upon the demand of the Required Lenders, such information or reports (whether relating to financial information or otherwise) as the Required Lenders may request, including, without limitation, reports, in reasonable detail, setting forth (x) all disbursements and expenditures made during the period requested and the variances against the budget (together with an explanation thereof) in respect of such period and (y) all revenues, receipts or other income received during such period by the Company; and

            2. all information and reports from time to time provided by the Company to the Lenders prior to the date hereof on at least as frequent a basis.

            6 Inspection. The Company will, and the Company will cause its Subsidiaries to, permit the Lenders and any authorized representatives of the Lenders to visit and inspect any of its properties or offices including its books and records, and to make extracts therefrom, and to discuss its affairs, finances and accounts with its employees, officers and independent certified public accountants (which by virtue of this provision are hereby authorized to have such discussions), all at such times during normal business hours and as often and continuously as may be requested by the Lenders. Without limitation on any of the foregoing, the Lenders may designate one or more representatives whom the Company will keep advised as to all phases of the business, and to whom the Company shall make available all books, records and other information and data relating to the business.

            7 Notice of Certain Events and Changes. Promptly after becoming aware of any condition, event or state of facts which constitutes an Event of Default or which, after notice or lapse of time, or both, would constitute an Event of Default, the Company will, and the Company will cause its Subsidiaries to, give written notice to the Lenders specifying the nature and period of existence thereof. The Company will, and the Company will cause its Subsidiaries to, promptly give the Lenders written notice of any condition, event or state of facts which causes or may cause material loss or depreciation in the value of its assets and the amount of such loss or depreciation, and of the commencement or threat of any action, proceeding or investigation, including, without limitation, the receipt of notice from any governmental authority of a violation or possible violation on its part of any law, rule, regulation or guideline of such authority, or the occurrence or existence of any other event, matter or cause whatsoever, which either in any case or in the aggregate results or might result in any material adverse change in its business, prospects, profits, income, properties, operations or condition (financial or otherwise).

            8 Additional Documentary Matters; Further Assurances. As soon as practicable and in any case no later than twenty (20) days after the Closing Date, the Company shall provide the Agent with such original, notarized, certified and otherwise formalized documents and instruments (including, without limitation, original, notarized and/or certified versions of the Credit Documents) as the Agent shall reasonably request. In addition, the Company will from time to time promptly execute and deliver such documents and perform such other acts as the Required Lenders shall reasonably request in order to further and more fully vest in the Lenders and the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement.


9.            NEGATIVE COVENANTS OF THE COMPANY

            Except with the prior written consent of the Required Lenders, the Company covenants and agrees that so long as there is outstanding any portion of the Term Loans, the Company will not, and the Company will cause each of its Subsidiaries not to:

            1 Liens. Directly or indirectly, create, incur, assume or permit to exist any mortgage, lien, charge or encumbrance on or pledge or deposit of or conditional sale, lease or other title retention agreement with respect to any property or asset, whether now owned or hereafter acquired, or be bound by or subject to any agreement or option to do so, provided that the foregoing restrictions shall not apply to:

            1. liens for taxes, assessments or governmental charges or levies the payment of which is not at the time required by Section 6.2;

            2. liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation or unemployment insurance or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            3. statutory or common law possessory liens for charges incurred in the ordinary course of business the payment of which is not yet due or is being contested in good faith by appropriate steps promptly initiated and diligently conducted, if adequate reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;


            4. encumbrances of accounts receivable or similar financial arrangements with respect to accounts receivable, in each case, arising in the ordinary course of business consistent with past practices;

            5. liens relating to insurance policy receivables arising from a casualty prior to July 31, 1997 at the Adespan facility;


            6. liens in existence on July 31, 1997;



 9. liens securing Indebtedness permitted pursuant to Section 7.2(f); provided that such liens shall only extend to the property acquired in exchange for the incurrence of such purchase money Indebtedness described in
     Section 7.2(f).


            2 Restrictions on Indebtedness. Directly or indirectly, create, incur, assume, guarantee, or suffer to exist, agree to purchase or repu rchase, pay or provide funds in respect of, or otherwise become or be or remain liable, contingently, directly or indirectly, with respect to any Indebtedness other than:


            1. Indebtedness to the Lenders;


            2. liabilities of it for trade and other similar obligations incurred in the ordinary course of its business;

            3. Indebtedness arising under leases permitted by Section 7.7;

            4. Indebtedness under the Panini Credit Agreements;

            5. Indebtedness under unsecured working capital facilities on terms consistent with terms under working capital facilities utilized by the Company and its Subsidiaries prior to the date of this Agreement;

            6. purchase money Indebtedness incurred for the purpose of financing all or part of the cost of acquiring any tangible personal property; provided that the ag-gregate principal amount of all such Indebtedness shall not exceed (x) one hundred percent (100%) of the purchase price or fair market value at the time of purchase whichever shall be lower and (y) $1,000,000 (or the Foreign Currency Equivalent);

            7. items of Indebtedness in existence as of July 31, 1997; provided that the principal amount of Indebtedness with respect to each such item shall not exceed the outstanding amount or, if applicable, the lending commitment in respect of such Indebtedness as of such date.

            3 Restrictions on Investments, Loans, etc. Purchase or otherwise acquire or own any stock or other securities of Indebtedness of any other Person, or make or permit to be outstanding any loan or advance or capital contribution to any other Person, other than:


            1. presently outstanding loans, advances and investments described in Schedule 7.3 hereto; and

            2. readily marketable direct obligations of the United States of America, and certificates of deposit, commercial paper and bankers' acceptances issued by any bank operating in the United States of America having a net worth of at least $500,000,000.

            4 Dividends, Distributions and Redemptions. Directly or indirectly, declare, order, pay, make or set apart any sum or property for the redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of its capital stock of any class now or hereafter outstanding or for any dividend or other Distribution, direct or indirect, on account of any shares of any class of its capital stock now or hereafter outstanding.

            5 Sale of Assets; Consolidation, Merger, Acquisition of Assets. Directly or indirectly, sell, abandon or otherwise dispose of all or any portion of its properties or assets (other than in the ordinary course of business), or consolidate with or merge into any other Person, or permit any other Person to consolidate with or merge into it, or acquire all or a substantial portion of the assets of another Person.

            6 Transactions with Affiliates. Enter into any new transaction with any Affiliate (other than among the Company and its Subsidiaries only). Make any payment with respect to any Indebtedness or other claim owed to Guarantor or any of its Subsidiaries (other than the Company and its Subsidiaries); provided that after the effective date of the

Settlement Order the Company shall be permitted to make payments to the Guarantor or any of its Subsidiaries with respect to intercompany claims accruing after such date and as otherwise set forth in the Settlement Order.

            7 Restrictions on Leases. Enter into:

            1. any lease or other arrangement for the use of real or personal property, and renewals or extensions pursuant to the terms of the applicable documents of existing or assumed leases for such property, except with respect to any such leases having fair and reasonable terms entered into in the ordinary course of its business; or


            2. any arrangement with any other Person providing for the leasing by such Person to it of property which has been or is intended to be sold or transferred to such Person by it.

10.           GUARANTOR COVENANTS

            The Guarantor hereby agrees that, until the Payment Obligations have been Fully Satisfied:

            1 Delivery of Certain Information. It will furnish to the Lenders copies of each financial statement, certificate, notice and other document, instrument and agreement required to be delivered by any Person pursuant to sections 5.1, 5.5 and 5.7 of the Postpetition Credit Agreement and any other financial statement, certificate, notice, document or other information reasonably requested by the Lenders.


12  GUARANTEE


            1 Guarantee. In order to induce the Agent and the Lenders to execute and deliver this Agreement and to make the Term Loans hereunder, and in consideration thereof:

            1. The Guarantor hereby unconditionally and irrevocably guarantees to the Lenders the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations. The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Section 9. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Company Obligations and would be owed by the Company but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company. This Guarantee shall remain in full force and effect until the Payment Obligations have been Fully Satisfied, notwithstanding that from time to time prior thereto the Company may be free from any Payment Obligations.


            2. The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Lenders on account of its liability under this Section 9, it will notify the Lenders in writing that such payment is made under this Section 9 for such purpose. No payment or payments made by the Company or any other Person or received or collected by the Lenders from the Company or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall remain obligated hereunder, notwithstanding any such payment or payments (other than payments made by or received or collected from the Guarantor in respect of the Company Obligations) until the date upon which the Payment Obligations have been Fully Satisfied.


            2 Right of Set-Off. Subject to any requirements under applicable law to seek relief from the automatic stay in the Bankruptcy Court and the provisions of the Panini Financing Order, upon the occurrence and continuance of any Event of Default, the Lenders are hereby irrevocably authorized by the Guarantor at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lenders to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Lenders may elect, on account of the liabilities of the Guarantor hereunder and claims of every nature and description of the Lenders against the Guarantor, in any currency, whether arising hereunder or any other Credit Document or otherwise, as the Lenders may elect, whether or not the Lenders have made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Lenders shall notify the Guarantor promptly of any such set-off made by it and the application made by it of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

            3 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Agreement, so long as the Payment Obligations are not Fully Satisfied, the Guarantor hereby agrees not to assert or enforce any right to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Lenders against the Company for the payment of the Company Obligations. The Guarantor hereby further irrevocably agrees that so long as the Payment Obligations are not Fully Satisfied, it will not assert or enforce any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company or any other Person which may have arisen in connection with this Section 9. So long as the Payment Obligations are not Fully Satisfied, if any amount shall be paid by or on behalf of the Company to the Guarantor on account of any of the rights waived in this Section 9.3, such amount shall be held by the Guarantor in trust for the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lenders in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Lenders, if required), to be applied against the Company Obligations, whether matured or unmatured, in such order as the Lenders may determine.

            4 Amendments, etc. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Company Obligations made by the Lenders may be rescinded by it, and any of the Company Obligations continued, and the Company Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lenders, and this Agreement, any other Credit Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lenders for the payment of the Company Obligations may be sold, exchanged, waived, surrendered or released. The Lenders shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or pursuant to this Section 9 or any property subject thereto.

            5 Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by the Lenders upon the guarantees contained in this Section 9 or acceptance of the guarantee provisions of this Section 9; the Company Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the guarantees contained in this Section 9; and all dealings between the Company or the Guarantor, on the one hand, and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 9. The Guarantor waives (to the extent permitted by law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Company Obligations. The guarantee contained in this Section 9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any other Credit Document or any of the documents executed in connection therewith, any of the Company Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lenders, (b) any defense (including, without limitation, any statute of limitations), set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Lenders, (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of the Guarantor under the guarantees contained in this
Section 9, in bankruptcy or in any other instance or (d) any other suretyship defenses. When the Lenders are pursuing their rights and remedies hereunder against the Guarantor, the Lenders may, but shall be under no obligation to, pursue such rights and remedies as they may have against the Company or any other Person or against any collateral security or guarantee for the Company Obligations or any right of offset with respect thereto, and any failure by the Lenders to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lenders against the Guarantor.

            6 Reinstatement. The guarantees contained in this Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Subsidiary of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, any Subsidiary of the Company or any substantial part of its respective property, or otherwise, all as though such payments had not been made.

            7 Payments. The Guarantor hereby agrees that the amounts payable by the Guarantor hereunder will be paid to the Agent, without set-off or counterclaim, in the Denomination Currency (or other currency specified herein) at the office of the Agent located in New York, New York or at such other office as the Agent shall designate in writing to the Guarantor.

            8 Modifications Pursuant to Settlement Order; Provisions in Panini Financing Order. Notwithstanding anything in this Section 9 to the contrary, the guarantee by the Guarantor provided herein shall be modified and terminated on the effective date of the Settlement Order to the extent provided in the Settlement Order. The rights of the Lenders to enforce this Guaranty shall be subject to any applicable provisions of the Panini Financing Order.

12.           EVENTS OF DEFAULT

            Upon the occurrence and during the continuance of any of the following events:


            1. Payments. Failure by the Company to pay any principal of or interest on any Term Loan or the Term Note when due in accordance with the terms thereof and hereof, or failure by the Company to pay any fee or other amount payable in connection with any Credit Document within five days after the date when due; or


            2. Representations and Warranties. Any representation or warranty made or deemed made by the Guarantor or the Company or any of its Subsidiaries in any Credit Document or which is contained in any certificate or financial statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect, false or misleading in any respect on or as of the date when made or deemed to have been made, except for representations and warranties relating to facts or conditions in which the failure of such representation or warranty to be correct, true or not misleading could not (in the aggregate) reasonably be likely to have a Material Adverse Effect; or

            3. Covenants. Default by the Company or any of its Subsidiaries in the observance or performance of any covenant or agreement in the first sentence of Section 6.8, Section 7 or Section 2.6; or

            4. Other Covenants. Default by the Guarantor or the Company or its Subsidiaries in the observance or performance of any other covenant or agreement contained or incorporated by reference in this Agreement or in any other Credit Document other than as provided in clauses (a) through
      (c) above, and such default shall continue unremedied for a period of 10 days; or

            5. Effectiveness of the Guarantee. On or after the Closing Date, except in the circumstances described in Section 9.8, (i) for any reason
      Section 9 of this Agreement shall cease to be, or shall not be, in full force and effect or (ii) the Guarantor shall assert in writing that
      Section 9 of this Agreement has ceased to be, or is not, in full force and effect; or

            6. Cross Default. The Company or any of the Company's Subsidiaries shall Cross Default; or

            7. Commencement of Bankruptcy or Reorganization Proceeding. (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief or similar order entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or, (ii) there shall be commenced against the Company or any of its Subsidiaries any such case, proceeding or other action referred to in Section (i), or any other creditors' rights proceeding, which results in the entry of an order for relief or similar order or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 60 days, provided that the Company, for itself and on behalf of each of its Subsidiaries, hereby expressly authorizes the Agent and the Lenders to appear in any court conducting any such case, proceeding or other action during said 60-day period to preserve, protect and defend their rights under the Credit Documents; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execu-tion, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief or similar order which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this paragraph (g), or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            8. Panini Financing Order. The Panini Financing Order shall have been reversed, stayed, vacated, or modified by a court of competent jurisdiction (except with the consent of the Required Lenders and except for modifications pursuant to the Settlement Order) or the Panini Financing Order shall otherwise cease to be of full force and effect; or

            9. Material Judgments. (i) One or more judgments or decrees shall be entered against the Guarantor or the Company or any of its Subsidiaries involving in the aggregate a liability (not covered by insurance) of $1,000,000 (or the Foreign Currency Equivalent) or more or
      (ii) any non-monetary judgment or order shall be rendered against the Guarantor or the Company or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and in the case of either clause (i) or (ii), there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal;

then, and in any such event, (x) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (g) of this Section 10, automatically any obligations to make Term Loans hereunder shall immediately terminate and the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Credit Documents shall immediately become due and payable, and (y) if such event is any other Event of Default, the Required Lenders may, by notice to the Company, declare all or any part of the Term Loans (with accrued interest thereon) and any other amounts owing under this Agreement and the other Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived to the maximum extent permitted by applicable law.

13.           THE AGENT.

            1 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

            2 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

            3 Liability of Agent-Related Persons. Neither the Agent nor any of its respective affiliates, officers, directors, employees, members, consultants, advisors, attorneys, accountants or other representatives or agents (collectively, the "Agent-Related Persons") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty contained in this Agreement or in any other document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of any party hereto to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Assignor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties, books or records of any party hereto in respect thereof.

            4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel, independent accountants, financial advisors and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of all of the Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the Assignors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. Notwithstanding anything in this Agreement to the contrary, the Agent shall not have any liability to any Lender for any acts or omissions in connection with the matters contemplated by this Agreement other than for acts or omissions affirmatively taken in bad faith.

            5 Calculations. Each Lender shall provide the Agent with such certificates and other information as the Agent shall request in order to perform its duties hereunder, including to perform any calculations required hereunder. Any mathematical calculation by the Agent under this Agreement shall be conclusive for purposes of this Agreement absent manifest error.


            6 Payments.


            1. Payments to Agent. A payment by the Agent to the Agent hereunder or any of the other Credit Documents for the account of any Lender shall constitute a payment to such Lender; provided, however, for the purposes of the settlement arrangements hereunder, such Lender shall not be deemed to have received such payment until it is actually received by such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise provided herein or in any of the other Credit Documents.

            2. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Term Notes or under any of the other Credit Documents might involve it in liability, it may refrain from making distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            7 Indemnification. The Company and the Guarantor shall indemnify upon demand the Agent-Related Persons from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that the Company and the Guarantor shall not be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. The obligation of the Company and the Guarantor in this Section 11.7 shall survive the termination of this Agreement and the resignation or replacement of Chase.


            8 Successor Agent. Chase as initial Agent and any other Agent may, and at the request of the Required Lenders shall, resign as agent for the Lenders, upon thirty days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the incumbent Agent may appoint, after consulting with the Lenders, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring agent and the term "Agent" shall mean such successor agent and the retiring agent's appointment, rights, powers and duties in such capacity shall be terminated. After the Agent's resignation hereunder as agent, the provisions of this
Section 11 and the other provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the agent under this Agreement. If no successor agent has accepted appointment as agent by the date which is thirty days following the Agent's notice of resignation, the Agent's notice of resignation shall nevertheless thereupon become effective and the Lenders shall collectively perform all of the duties of the agent until such time, if any, as the Lenders appoint a successor agent as provided for above.

14.           ASSIGNMENT

            1 Conditions to Assignment by the Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it, the Term Notes held by it); provided that (i) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's interests, rights and obligations under this Agreement, (iii) each assignment shall be in a minimum amount of Italian Lire 5,000,000,000 (iv) after giving effect to such assignment, each Bank shall retain Term Loans of at least Italian Lire 5,000,000,000 in the aggregate, and (v) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an assignment and acceptance agreement, in a form, and containing provisions, customary for transactions of such type and provisions consistent with Section 12.2 (an "Assignment and Acceptance"), together with any Term Notes subject to such assignment. Upon execution, delivery, acceptance and recording, from time to time after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Working Days after the execution thereof, (i) the assignee thereunder shall be a party hereto (and Schedule 1 shall be deemed amended to reflect such assignment) and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 11.3, be released from its obligations under this Agreement. Notwithstanding the foregoing provisions of this Section 12.1, except for the syndication and assignment by Chase of Term Loans to holders of indebtedness under the Panini Credit Agreements as of the date hereof who agree to become Lenders hereunder, each Lender agrees that until the earlier of (a) forty five (45) days after the Company has become the subject of a bankruptcy case or similar proceeding and (b) December 15, 1997, it will not assign its rights in respect of the Term Loans to any other Person (except for affiliates of such Senior Lender) unless (i) such Lender assigns to such other Person all of such Lender's Term Loans and (ii) such Lender concurrently assigns to such other Person all indebtedness that it holds under the Panini Credit Agreements.

            2 Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

            1. other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other

      Credit Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

            2. the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantor or the Company or the performance or observance by the Guarantor or the Company or any other Person primarily or secondarily liable in respect of any of the Payment Obligations or any of their obligations under this Agreement or any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto;

            3. such assignee confirms that it has received a copy of this Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            4. such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

            5. such assignee represents and warrants that it is an Eligible Assignee;

            6. such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            7. such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and

            8. such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

            3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the principal amount of the Term Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a processing and registration fee in the sum of $3,000.

            4 New Term Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Term Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Company and the Lenders (other than the assigning Lender). Within five (5) Working Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Term Note, a new Term Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations or Term Loans, a new Term Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Term Notes shall provide that they are replacements for the surrendered Term Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Term Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Term Notes. The surrendered Term Notes shall be cancelled and returned to the Company.

            5 Disclosure. The Company agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. The Company shall provide such information as is reasonably necessary to enable the Agent to complete any syndication of the Term Loans and shall otherwise cooperate in any reasonable manner requested by the Agent in any such syndication.

            6 Credit Participant Affiliated with the Company. If any assignee Lender is an Affiliate of the Company, then any such assignee Lender shall have no right to vote as a

Lender hereunder or under any of the other Credit Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Lenders Documents, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Credit Documents be made without regard to such assignee Lender's interest in any of the Term Loans. If any Lender sells a participating interest in any of the Term Loans to a participant, and such participant is the Company or an Affiliate of the Company, then such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Credit Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Credit Documents to the extent that such participation is beneficially owned by the Company or any Affiliate of the Company, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Credit Documents be made without regard to the interest of such transferor Lender in the Term Loans to the extent of such participation.

            7 Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 3.8 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or of any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Credit Documents for its account, deliver to the Company and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 12.7 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Term Notes) to any of the twelve Federal Reserve Banks organized under ss. 4 of the Federal Reserve Act, 12 U.S.C. ss. 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Credit Documents.

            8 Assignment by the Company. The Company shall not assign or transfer any of its rights or obligations under any of the Credit Documents without the prior written consent of each of the Lenders.


15.           MISCELLANEOUS

            1 Amendments and Waivers. No modification, amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by any Person therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Lender affected thereby reduce the principal amount of any Term Loan or the rate of interest payable thereon, or extend any date fixed for the payment of principal, interest or other amount payable under this Agreement; and provided, further, that no such modification or amendment shall (a) without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders or (ii) amend this Section
13.1 or (b) without the written consent of the Agent, amend or modify the provisions of Section 11 or any otherwise adversely affect the rights, obligations or duties of the Agent under this Agreement. In the case of any waiver of the terms hereof, the parties to the Credit Documents shall be restored to their former positions and rights hereunder and under the Term Note, and any Default or any Event of Default waived shall, to the extent provided in such waiver, be deemed to be cured and not continuing; but, no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary in this Section 13.1, the guarantee by the Guarantor provided in
Section 9 shall be modified and terminated on the effective date of the Settlement Order to the extent provided in the Settlement Order.


            2 Notices. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Working Days after being deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when transmitted with answerback receipt by recipient Person received by the transmitting Person, addressed as follows (or to such address or other address as may be hereafter notified by any of the respective parties hereto or any future holders of the Term Loans or the Term
Note):

            The Company:         Panini, S.p.A.
                                 Viale Emilio Po, 380
                                 41100 Modena
                                 Italy
                                 Attention: Aldo Sallustro
                                 Telecopy:   011-39-59-382-221

                                 and

                                 Panini, S.p.A.c/o Marvel Entertainment
                                 Group, Inc.

                                 387 Park Avenue South
                                 New York, New York  10016
                                 Attention:  President
                                 Telecopy:  (212) 576-8588

            The Guarantor:       Marvel Entertainment Group, Inc.
                                 387 Park Avenue South
                                 New York, New York  10016
                                 Attention:  President
                                 Telecopy:  (212) 576-8588

            The Lenders:         The Chase Manhattan Bank
                                 270 Park Avenue
                                 New York, New York  10117
                                 Attention:  Susan Atkins
                                 Telecopy:  (212) 270-5748;

            The Agent:           The Chase Manhattan Bank
                                 270 Park Avenue
                                 New York, New York  10117
                                 Attention:  Susan Atkins
                                 Telecopy:  (212) 270-5748;


provided that any notice, request or demand to or upon the Lenders pursuant to Sections 2 and 3 shall not be effective until received.

            3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lenders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Term Note.

            5 Payment of Expenses and Taxes. The Company acknowledges and agrees (a) to pay or reimburse San Paolo, the other Panini Lenders, the Panini Agent, the Lenders and the Agent (collectively, the "Reimbursed Persons") for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, any Credit Document, the Panini Credit Agreements and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the fees and disbursements of primary counsel and local counsel), (b) to pay or reimburse each Reimbursed Person for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Credit Documents, the Panini Credit Agreements and any such other documents, including, without limitation, fees and disbursements of counsel (including, without limitation, the reasonable invoiced allocated costs and expenses of in-house legal counsel or staff determined in good faith), (c) to pay, indemnify, and to hold each Reimbursed Person harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents, the Panini Credit Agreements and any such other documents, and (d) to pay, indemnify, and hold each Reimbursed Person and its officers, directors, employees and agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, consummation, enforcement, performance and administration of the Credit Documents, the Panini Credit Agreements and the use by the Company of the proceeds of the Term Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided that the Company shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such Reimbursed Person, (ii) legal proceedings commenced against such Reimbursed Person by any security holder or creditor (other than the Company, its Subsidiaries and its Affiliates) thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) amounts of the types referred to in clauses (a) through (c) above except as provided therein. The Lenders may directly charge to a loan account of the Company any amount payable under this Section 13.5 and treat any such charge as an advance and Term Loan hereunder. The provisions of this
Section 13.5 are for the benefits of each Reimbursed Person and any Reimbursed Person may enforce the provisions of this

Section 13.5. The agreements in this Section 13.5 shall survive repayment of the Term Loans and the Term Note and all other amounts payable hereunder.


            6 Successors and Assigns; Loan Participations.

            1. This Agreement shall be binding upon and inure to the benefit of the Company, the Guarantor, the Lenders and all future holders of the Term Loans and the Term Notes, and their respective successors and assigns, except that neither the Company nor the Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all of the Lenders.

            2. Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Term Loan owing to such Lenders, the Term Note of such Lenders, any commitment to make the Term Loans on the Closing Date or any other interest of such Lender hereunder or under any other Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, the Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Term Loan or the Term Note for all purposes under this Agreement and the Company shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Term Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Term Notes to the same extent as if the amount of its participating interest were owing directly to it as the Lenders under this Agreement or the Term Notes, provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agrees to share with such Participant such that each receives its ratable share of amounts collected on account of the Term Loans and any collateral security provided therefor. The Company also agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6, 3.7, 3.8 and 3.9 with respect to its participation in the Term Loans outstanding from time to time. Upon any acceleration of the amounts owing hereunder following the occurrence of any Event of Default, each Lender may assign to any Participants of such Lender (pursuant to customary documentation) their respective participating interests in the Term Loans, such that each such Participant becomes a Lender hereunder with respect to the portion of the Term Loans represented by its participating interests (and with any matters which are subject to the vote of a participant pursuant to the terms of any such participation agreement remaining subject to the vote of such former participant in its capacity as a Lender hereunder).

            7 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon both the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, the Lenders shall have the right, without prior notice to the Company, any such notice being expressly waived to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of the Company to the Lenders, any amount owing from the Lenders to the Company at, or at any time after, the happening of both of the above mentioned events, and such right of set-off may be exercised by the Lenders against the Company, or (to the maximum extent permitted by applicable law) against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Lenders prior to the making, filing or issuance, or service upon the Lenders of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. The Lenders agree promptly to notify the Company after any such set-off and application made by the Lenders; provided that the failure to give such notice shall not affect the validity of such set-off and application.

            8 Judgment Currency. The obligations of the Company hereunder and under the Term Notes shall, notwithstanding any judgment in a currency (the "judgment currency") other than the relevant Denomination Currency, be discharged only to the extent that on the Working Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase the Denomination Currency with the judgment currency; if the amount of the Denomination Currency of such Term Loan which is so purchased is less than the sum originally due hereunder in the Denomination Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party of such holder (as the case may be) against such loss, and if the amount of the Denomination Currency so purchased exceeds the sum originally due hereunder and under the Term Note, the Lenders agrees to remit to the Company such excess.

            9 Replacement of Lender. If at any time the credit rating assigned to the long-term, unsecured debt of any Lender by Moody's Investors Service, Inc. or Standard &

Poor's Corporation is less than A3 or A-, respectively, such Lender may assign all of its rights and obligations hereunder to an alternate lender which is reasonably acceptable to the Company.


            10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11 Effectiveness; Counterparts. This Agreement shall become binding upon the parties hereto when the Lenders shall have received one or more counterparts of this Agreement, executed by a duly authorized officer of each party hereto. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, the Agent and the Lenders.

            12 SUBMISSION TO JURISDICTION; WAIVERS.


            1. EACH OF THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

                   A. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                    B. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS

      BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE
      SAME;

                    C. AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDERS SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                    D. AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            2. EACH OF THE COMPANY, THE GUARANTOR AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (A) ABOVE.

            13 GOVERNING LAW. THIS AGREEMENT, THE TERM NOTES AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            14 Execution. This Agreement shall be executed by the Company in Italy, following which the Lenders, the Guarantor and the Agent shall execute this Agreement in New York, New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                    THE COMPANY

Witnessed:                          PANINI, S.P.A.



-----------------------             By:
                                       -----------------------------------
                                    Name
                                    Title:


                                    THE GUARANTOR
                                    -------------

                                    MARVEL ENTERTAINMENT GROUP, INC.



                                    By:
                                       ------------------------------------
                                    Title:


                                    THE AGENT
                                    ---------

                                    THE CHASE MANHATTAN BANK



                                    By:
                                       -----------------------------------
                                    Title:

                                    THE LENDERS



                                    THE CHASE MANHATTAN BANK



                                    By:
                                       -----------------------------------
                                    Title:

                                                                    Schedule 1


                            Lenders:


                                        Maximum Term
Lender                                  Loan Amount
------                                  ------------

The Chase Manhattan Bank                27,000,000,000 Italian Lire









                                 -1-